                                                                      EXHIBIT 12

Alaska Air Group, Inc.
Calculation of Ratio of Earnings to Fixed Charges
(In thousands, except ratios)

                                           1999        1998        1997        1996        1995
                                         ---------------------------------------------------------
Earnings:
Income before income tax expense         $220,700    $204,400    $123,600     $64,349     $33,983

Less: Capitalized interest                (10,200)     (6,600)     (5,300)     (1,031)       (208)
Add:
Interest on indebtedness                   16,300      21,200      33,600      38,394      51,479
Amortization of debt expense                  440         682         685       1,224       1,100
Portion of rent under long-term
  operating leases representative
  of an interest factor                    81,437      80,547      72,900      71,562      67,295
                                         ---------------------------------------------------------
Earnings Available for Fixed Charges     $308,677    $300,229    $225,485    $174,498    $153,649
                                         =========================================================
Fixed Charges:
Interest                                   16,300      21,200      33,600      38,394      51,479
Amortization of debt expense                  440         682         685       1,224       1,100
Portion of rent under long-term
  operating leases representative
  of an interest factor                    81,437      80,547      72,900      71,562      67,295
                                         ---------------------------------------------------------
Total Fixed Charges                       $98,177    $102,429    $107,185    $111,180    $119,874
                                         =========================================================
Ratio of Earnings to Fixed Charges           3.14        2.93        2.10        1.57        1.28
                                         =========================================================


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